Exhibit (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Quantitative U.S. Large Cap Core Equity Portfolio, Quantitative U.S. Large Cap Growth Equity Portfolio, Quantitative U.S. Large Cap Value Equity Portfolio, Quantitative U.S. Small Cap Equity Portfolio, Quantitative International Equity Portfolio, Responsible ESG U.S. Equity Portfolio, Women in Leadership U.S. Equity Portfolio, Quantitative U.S. Long/Short Equity Portfolio, Quantitative U.S. Total Market Equity Portfolio, Strategic Equity Portfolio, Equity Income Portfolio, Small Cap Equity Portfolio, Secured Options Portfolio, Global Secured Options Portfolio, Core Fixed Income Portfolio, Short Term Tax Aware Fixed Income Portfolio, and High Yield Municipal Portfolio, each a series of The Glenmede Funds, Inc., and Muni Intermediate Portfolio, a series of The Glenmede Portfolios, under the headings “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

February 16, 2024

COHEN & COMPANY, LTD.

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board